[Form]

                            ADVISORY AGREEMENT AMONG
                               AEGIS REALTY, INC.,
                           SUMMIT INSURED EQUITY L.P.
                        SUMMIT INSURED EQUITY L.P. II and
                                RELATED AEGIS LLC


          This ADVISORY AGREEMENT (this "Agreement") dated as of the ____ day of __________, 1997, is between AEGIS REALTY, INC. (the "Company"), a Maryland corporation, Summit Insured Equity L.P. ("Insured I"), a Delaware limited partnership, Summit Insured Equity L.P. II ("Insured II" and, collectively with Insured I, the "Partnerships"), a Delaware limited partnership, and RELATED AEGIS LLC (the "Advisor"), a Delaware limited liability company. The Company and the Partnerships are sometimes referred to herein collectively as the "Advisees" and individually as an "Advisee."

                               W I T N E S E T H:

          WHEREAS, the Company is a Maryland corporation created in accordance with applicable provisions of the Maryland General Corporation Law, as amended from time to time (the "Maryland GCL"); and

          WHEREAS, the purposes of the Company are, as determined from time to time by the board of directors (the "Board of Directors") of the Company, to engage in any lawful business or activity for which a corporation may be created under the Maryland GCL; and

          WHEREAS, the Company is the general partner of the Partnerships; and

          WHEREAS, the Company desires, on its own behalf, and as general partner of the Partnerships, to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors, all as provided herein; and

          WHEREAS, all capitalized terms used herein, and not otherwise defined in Article 10, shall have the meanings ascribed to them in the Company's Articles of Amendment and Restatement (the "Charter"); and
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          WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED as follows:

          1. Duties of Advisor. The Company, on its own behalf, and as general partner of the Partnerships, hereby retains the Advisor as the advisor of the Company and the Partnerships to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, subject to the terms and conditions hereinafter set forth. In the performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Company's Charter and the Partnership Agreements of each Partnership, the Advisor shall:

         (i) obtain for the Advisees, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of the Advisees;

        (ii) seek out, present and recommend to the Advisees, whether through its own efforts or those of third parties retained by it, suitable investment opportunities in real properties, mortgages and mortgage securities, which are consistent with the Advisees' respective investment objectives and policies as adopted by the Board of Directors from time to time, and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

       (iii) exercise absolute discretion, subject to the Board of Directors' review, in decisions to originate, acquire, retain or sell real properties, mortgages and mortgage securities, including negotiations for the prepayment or restructuring of the Advisees' respective mortgage and mortgage securities investments;

        (iv) recommend investment opportunities consistent with the Advisees' respective investment objectives and policies and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

         (v) when appropriate, cause an Affiliate to serve as the holder or mortgagee of record for properties and mortgage investments, respectively, of the Advisees if such Affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks;

       (vi) obtain for the Advisees such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of the Advisees, paying the debts and


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fulfilling the obligations of the Advisees, and handling, prosecuting and settling any claims of the Advisees, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

       (vii) obtain for the Advisees such services as may be required for property management, leasing, mortgage brokerage and servicing, and other activities relating to the investment portfolio of the Advisees;

      (viii) supervise the servicing of the Advisees' loan portfolios;

        (ix) prepare, or cause to be prepared, statements and other relevant information for distribution to stockholders or partners, as the case may be, including annual and quarterly reports and any filings required by regulatory authorities;

         (x) monitor operations and expenses of the Advisees;

        (xi) from time to time, or as requested by the Board of Directors, make reports to the Advisees as to its performance of the foregoing services;

       (xii) perform any other powers of the Board of Directors or the Company (as general partner of the Partnerships) which (with respect to the Company) are set forth in the Charter and the Partnership Agreements, as applicable, which may be delegated to it by the Board of Directors from time to time; and

      (xiii) do all things necessary to assure its ability to render the services contemplated herein.

          2. Fiduciary Relationship. The Advisor, as a result of its relationship with the Advisees pursuant to this Agreement, stands in a fiduciary relationship with the Stockholders of the Company and the partners of the Partnerships.

          3. No Partnership or Joint Venture. The Advisees and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

          4. Records. At all times, the Advisor shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Advisees at any time during the ordinary business hours of the Advisor.

          5. REIT Qualification; Other Limitations on Advisor Actions. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action which, in its sole judgment made in good faith, or, in the judgment of


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the Board of Directors provided that the Board of Directors give the Advisor written notice to such effect, would (a) adversely affect the status of the Company as a real estate investment trust pursuant to Section 856 of the Code;
(b) cause the Advisees to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended; (c) cause any of the Partnerships to be classified as a "publicly traded partnership" for purposes of the Code; (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Advisees or over their securities, or (e) be prohibited by the Company's Charter or the Partnership Agreements of the Partnerships.

          6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Advisees or in its own name as agent for the Advisees and may collect and deposit in and disburse from any such account, any money on behalf of the Advisees, under such terms and conditions as the Board of Directors may approve, provided that no funds in such account shall be commingled with funds of the Advisor. From time to time and upon appropriate request, the Advisor shall render appropriate accounting of such collections and payments to the Board of Directors and the auditors of the Advisees.

          7. Bond. If required by the Board of Directors, the Advisor will maintain a fidelity bond with a responsible surety company in such amounts as may be required by the Board of Directors, covering all members or partners thereof together with employees and agents of the Advisor handling funds of the Advisees and investment documents or records pertaining to investments of the Advisees. Such bonds shall inure to the benefit of the Advisees in respect of losses from acts of such partners, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premiums on such bonds shall be paid by the Advisees.

          8. Information Furnished Advisor. The Board of Directors shall, at all times, keep the Advisor fully informed with regard to the investment policies of the Advisees, including any specific types of real properties, mortgage investments and mortgage securities desired, and any criteria or conditions established by the Board of Directors as to whether the Advisees will make a particular investment, the capitalization policy of the Advisees (including the policy with regard to the incurrence of indebtedness by the Advisees) and their intentions as to the future operations of the Advisees. In particular, the Board of Directors shall notify the Advisor promptly of their intention to either sell or otherwise dispose of any of the Advisees' investments, to make any new investment, to incur any indebted ness or to issue any additional shares of Common Stock or Preferred Stock of the Company or any partnership interests in the Partnerships.


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          9. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Board of Directors and shall, at the request of the Board of Directors of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Advisees.

          10. Definitions. As used herein, the following terms shall have the meanings set forth below:

          (a) "Acquisition Expenses" shall mean expenses related to the Advisee's selection of, and investment in, real properties and mortgage investments and other investments, whether or not acquired or made, including but not limited to advertising costs, brokerage fees, environmental, engineering and other due diligence expenses, legal fees and expenses, travel and communications expenses, cost of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

          (b) "Affiliated Programs" shall mean any publicly offered entity which is sponsored by an Affiliate of Related.

          (c) "Charter" shall mean the Articles of Amendment and Restatement of the Company dated as of ________, 1997, as amended and/or restated from time to time.

          (d) "Initial Term" shall have the meaning set forth in Article 18.

          (e) "Partnership Agreements" shall mean the respective Amended and Restated Agreement of Limited Partnerships of (i) Insured I dated as of _______, 1997, as amended and restated from time to time and/or (ii) Insured II dated as of ________, 1997, as amended and restated from time to time.

          (f) "Related" shall mean Related Capital Company, a New York general partnership.

          11. Fees and Other Compensation of the Advisor.

          The Advisor or its designees shall be entitled to receive from the respective Advisees (except those payable by others as noted below) the following fees and other compensation:

              (a) Acquisition Fee. The Advisor or its Affiliates shall receive an Acquisition Fee of 3.75% of the acquisition price of each property acquired by an Advisee, payable by the applicable Advisee upon consummation of the investment.

              (b) Mortgage Placement Fees. The Advisor or its Affiliates may receive from borrowers, but not from the Advisee,


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mortgage placement fees equal to 0.75% of the principal amount of each mortgage loan acquired or originated by such Advisee.

              (c) Mortgage Selection Fees. The Advisor or its Affiliates shall receive mortgage selection fees equal to 3.00% of the principal amount of each mortgage funded by an Advisee payable by the applicable Advisee upon consummation of the investment.

              (d) Asset Management Fee/Special Distribution. The Advisor or its Affiliates shall receive an asset management fee or Special Distribution, as applicable, equal to 0.375% of the Total Invested Assets of the Company or each Partnership, as applicable, payable quarterly, in arrears, at the end of each calendar quarter. The Special Distributions shall be payable pursuant to the applicable provisions of the Partnership Agreements.

              (e) Stockholder/Insured LP Interest Distribution. The Advisor shall be entitled to receive distributions from the Advisees in respect of any shares of Common Stock/Insured LP Interests it holds.

              (f) Liquidation Fees. If the Company is dissolved, the Advisor shall receive a liquidation fee equal to 1.50% of the gross sales price of the assets sold in connection with the liquidation of each Advisee's assets supervised by the Advisor.

              (g) Property Management Fees. In the event any of the Advisees determines to retain the Advisor and its Affiliates to provide property management services for its properties, the Advisor or its Affiliates shall provide property management services at rates and on terms no less favorable to the Advisees than those customary for similar services, if they have such knowledge of and experience in managing properties in the area. With respect to residential properties, such fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any Person) shall not exceed 5% of the gross revenues from such properties and with respect to all other properties, such fee shall not exceed 6% of the gross revenues where the Advisor or its Affiliates provide leasing, re-leasing and leasing related services, and 3% of gross revenues where the Advisor or its Affiliates do not provide such services. Notwithstanding the foregoing, the Advisor may be entitled to receive higher fees in the event the Advisor can demonstrate to the satisfaction of the Board of Directors through empirical data that a higher competitive fee is justified for the services rendered and the type of property. Where the Advisor or its Affiliates provide property management services, property management fees payable to unaffiliated parties will be paid out of the fees paid to the Advisor or its Affiliate. Property management fees shall be payable monthly.


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


              (h) Insurance Brokerage Fees. The Advisor or its Affiliates may receive an insurance brokerage fee for providing insurance brokerage services with respect to Advisor properties provided such insurance brokerage fee will be no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms likewise will be comparable.

              (i) Money Market Fees. If funds of the Advisees are temporarily invested in money market funds sponsored by the Advisor or its Affiliates, they shall be entitled to receive the fees customarily charged by such money market funds to unaffiliated third parties making similar investments therein.

              (j) Services to Third Parties. Nothing in this Agreement shall limit the Advisor or its Affiliates' right to provide services to borrowers or owners of properties underlying mortgages or loans made by the Advisees provided the fees charged for such services is not in excess of the competitive rate in the market. Without limiting the foregoing, Affiliates of the Advisor may charge mortgage insurance premiums and mortgage servicing fees to the borrowers under mortgage loans (and not the Advisees); with respect to the Advisee's existing mortgage portfolios, unless otherwise permitted by FHA or HUD, such premiums and fees shall be no more than 0.5% and 0.07% of the principal amount of the mortgage loans.

          12. Statements. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Advisees a statement showing the computation of the fees, if any, payable under Section 11 hereof.

          13. Incentive Stock Options. Subject to the provisions of the Charter, the Advisor may receive options to acquire shares of Common Stock pursuant to the Company's Incentive Stock Option Plan only if the Company's distributions in any year exceed $0.9869 per share of Common Stock, and the Compensation Committee of the Board of Directors determines to grant such options.

          14. Expenses of the Company. (a) Each Advisee shall pay all of its expenses. Without limiting the foregoing, it is specifically agreed that the following expenses of an Advisee shall be paid by such Advisee and shall not be borne by the Advisor unless such expense is a fee or other service for which the Advisor is otherwise receiving a fee from the Advisees:

              (i) the cost of money borrowed by the Advisee;

             (ii) all taxes applicable to the Advisee including, without limitation, taxes on income and on assessments of real property;


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            (iii) fees and expenses paid to independent contractors,
unaffiliated mortgage servicers, consultants, managers and other agents employed by or on behalf of the Advisee;

             (iv) Acquisition Expenses and expenses directly connected with the ownership and disposition of real property or other investments, and with the purchase or origination of real property and mortgage investments (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

              (v) expenses of maintaining and managing real estate equity interests, processing and servicing mortgage and other loans and managing the Advisee's other investments;

             (vi) insurance coverage in connection with the business of the Advisee (including officers', directors' and partners' liability insurance);

            (vii) the expenses of dissolving and liquidating the Advisee or revising, amending or modifying its organizational documents;

           (viii) expenses connected with payments of dividends or interest or distribution in cash or any other form made or caused to be made by the Board of Directors to the stockholders or partners, as the case may be, of such Advisee.

             (ix) all expenses connected with communications to stockholders or partners, as the case may be, and other bookkeeping and clerical work necessary in maintaining relations with the stockholders or partners, as the case may be, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Advisee's securities;

              (x) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Advisee;

             (xi) transfer agent's and registrar's fees and charges; and

            (xii) other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any litigation in which the Advisee is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Advisee.

          (b) Subject to Article 15, each Advisee shall reimburse the Advisor and its Affiliates for (i) the actual costs to the Advisor or its Affiliates of goods, materials and services


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used for and by such Advisee obtained from unaffiliated parties; (ii)
administrative services necessary to the operation of such Advisee; (iii) the costs of personnel employed by the Advisor and directly involved in the organization and business of such Advisee (including persons who may be employees or officers of the Advisor and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Advisor and its Affiliates which could be performed directly for the Advisee by independent parties and (iv) any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by the Advisor in seeking any investments or seeking the disposition of any investments held by such Advisee. The amounts charged to an Advisee for services performed shall not exceed the lesser of (a) the actual cost of such services, or (b) the amount which such Advisee would be required to pay to independent parties for comparable services.

          15. Limitations on Reimbursements. The sum of the amounts reimbursed to the Advisor by the Advisees pursuant to Section 14(b) above shall not exceed $200,000 per annum, subject to (i) annual increases following the first anniversary of the date hereof and each year thereafter based upon increases in the Consumer Price Index for All Urban Consumers, N.Y., N.Y. Northeastern N.J. (Base Year 1982-1984 = 100) specified for "All Items" as issued by the Bureau of Labor Statistics, U.S. Department of Labor (or comparable substitute index) and
(ii) proportionately as the Total Invested Assets of the Company and the assets of the Partnerships increase from time to time.

          16. Other Activities of Advisor. (a) Nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by any of the Advisees or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company or the Partnerships (including other REITs or partnerships). However, before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others (except as set forth in Section 16(b)), they are obligated to present an investment opportunity to an Advisee if
(i) such opportunity is compatible with such Advisee's investment objectives and policies, (ii) such opportunity is of a character which could be taken by such Advisee, and (iii) the Advisee has the financial resources to take advantage of such opportunity.

          (b) To the extent that an Affiliated Program with similar investment objectives to those of an Advisee have funds available for investment at the same time as the Advisee, and/or an investment is potentially suitable for more than one such


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entity, the Advisor and its Affiliates shall review the investment portfolio of each such entity and shall make the decision as to which such entity, will acquire the investment on the basis of such factors as it deems reasonable in light of each entity's then current situation, including, without limitation, the effect of the acquisition on each such entity's portfolio and objectives, the amount of funds available and the then length of time such funds have been available for investment, and the cash requirements of each such entity. If funds should be available to two or more Affiliated Programs to purchase a given investment and the other factors enumerated above have been evaluated and deemed equally applicable to each entity, then the Advisor or its Affiliates will acquire such investment for the Affiliated Programs on a basis of rotation with the initial order of priority determined by the dates of formation of the entities.

          17. Term; Termination of Agreement. This Agreement shall continue in force and shall not be terminable by the Advisees for a period of four years from the date hereof (the "Initial Term") and thereafter it may be renewed by the Advisees from year to year, subject to the approval of a majority of the Board of Directors. Notice of renewal shall be given in writing by the Advisees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof.

          Notwithstanding any other provision to the contrary, this Agreement shall be terminable (i) with or without Cause by the Advisor at any time (ii) with or without Cause by a majority of the Independent Directors after the expiration of the Initial Term; or (iii) for Cause by a majority of the Independent Directors at any time, each without penalty, and each upon 60 days' prior written notice prior to the non-terminating party.

          In the event of the termination of this Agreement, the Advisor will cooperate with the Advisees and take all reasonable steps requested to assist the Advisees in making an orderly transition of the advisory function.

          18. Restrictions on Company's Right to Dissolve. (a) The Company shall not dissolve and liquidate prior to the expiration of the Initial Term except upon a recommendation of the Advisor and the Majority Vote of the stockholders of the Company. After the expiration of the Initial Term, the vote of the holders of 662/3% of the Company's then outstanding shares of Common Stock shall be required to approve a dissolution and liquidation of the Company that is not recommended by the Advisor and the Majority Vote of the stockholders of the Company shall be required to approve a liquidation of the Company recommended by the Advisor.

          (b) With respect to the Partnerships, the Company, as the general partner of the Partnerships, shall not cause the Partnerships to liquidate or dissolve unless (i) the Company is also permitted to do so pursuant to Section 18(a) or (ii) it is


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part of a reorganization, recapitalization or other similar transaction in which the Company (or its successor) shall continue to exist but the Partnerships or their respective assets are merged into, or consolidated with, those of the Company (or its successor).

          (c) If for any reason, whether prior to or after the expiration of the Initial Term, this Agreement is terminated in accordance with its terms, the restrictions on the Advisees' right to dissolve and liquidate set forth in this
Article 18 shall terminate.

          19. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

          20. Assignment. This Agreement may not be assigned by the Advisor without the written consent of the Advisees, except to an Affiliate of the Advisor. Any assignee of the Advisor shall be bound hereunder to the same extent as the Advisor. This Agreement shall not be assigned by any Advisee without the written consent of the Advisor, except to a corporation, association, trust or other organization which is a successor to such Advisee. Such successor shall be bound hereunder to the same extent as such Advisee. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Advisees.

          21. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Section 17 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination. The Advisor shall forthwith upon such termination:

          (a) pay over to the Advisees all moneys collected and held for the account of such Advisees pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) deliver to the Advisees a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Advisees; and

          (c) deliver to the Advisees all property and documents of the Advisees then in the custody of the Advisor.


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          22. Incorporation of the Charter and the Partnership Agreements. To
the extent the Charter or the Partnership Agreements impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

          23. Standard of Care. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Advisees in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its directors, officers, partners, members, and employees shall be liable to the Advisees, or to the stockholders, partners or directors of the Advisees, as the case may be, or to any successor or assignee of the Advisees, except by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties. This shall in no way affect the standard for indemnification but shall only constitute a standard of liability. The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, members or directors or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.

          (b) The Advisor shall look solely to the assets of the Advisees for satisfaction of all claims against the Advisees, and in no event shall any stockholder, partner or director of the Advisees, as the case may be, have any personal liability for the obligations of the Advisees under this Agreement.

          24. Indemnification of Advisor. (a) The Advisees shall indemnify the Advisor and its Affiliates for any loss arising out of any of their acts or omissions in connection with this Agreement; provided that (i) the Board of Directors must have determined, in good faith, that such course of conduct was in the best interests of an Advisee and did not constitute negligence or misconduct by the Advisor or its Affiliates; (ii) such conduct was within the scope of authority of the Advisor; and (iii) any such indemnification shall be recoverable only from the assets of the Advisees and not from the assets of the stockholders, partners or directors of the Advisees, as the case may be. Notwithstanding the foregoing, the Advisor or its Affiliates shall not be indemnified for any liability, loss or damage incurred by the Advisor or its Affiliates in connection with any claim or settlement involving allegations that federal or state securities laws were violated by the Advisor or its Affiliates unless: (a) the Advisor or its Affiliates seeking indemnification are successful in defending such action on the merits of each count involving securities law violations; or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (c) a court of competent


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jurisdiction approves a settlement of the claims against the Advisor or its
Affiliates seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made; or (d) indemnification is specifically approved by a court of competent jurisdiction in each such case.

          25. Notices. Any notice, report or other communica tion required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

          Advisees:
          ---------

                           The Company:
                           625 Madison Avenue
                           New York, New York  10022

                           Insured I:
                           625 Madison Avenue
                           New York, New York  10022

                           Insured II:
                           625 Madison Avenue
                           New York, New York  10022

                           Att:  Stuart J. Boesky,
                                 Executive Vice President

                           with a copy to:

                           Michael Orbison, Esq.
                           625 Madison Avenue
                           New York, New York  10022

          Advisor:
          --------

                           Related Aegis LLC
                           625 Madison Avenue
                           New York, New York  10022

                           Att:  Stuart J. Boesky,
                                 Executive Vice President

                           with a copy to:

                           Michael Orbison, Esq.
                           625 Madison Avenue
                           New York, New York  10022

          Any party may at any time change its address for the purpose of this
Section 25 by like notice.


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


          26. Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          27. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

          IN WITNESS WHEREOF, the undersigned have caused this agreement to be signed as of the day and year first above written.


                                         AEGIS REALTY, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:  Managing Trustee



                                         SUMMIT INSURED EQUITY L.P.

                                         By: Related Insured Equity
                                             Associates, Inc., as general
                                             partner

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                         SUMMIT INSURED EQUITY L.P. II

                                         By: RIDC II, L.P., as general
                                             partner

                                             By:  Related Insured Equity
                                                  Associates II, Inc., as
                                                  general partner

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:



                                         RELATED AEGIS LLC


                                         By:
                                             -----------------------------------
                                             Stuart J. Boesky
                                             Executive Vice President



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